                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                          FILED BY THE REGISTRANT [ x ]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
                                (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SUNSOURCE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total fee paid:

--------------------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

--------------------------------------------------------------------------------

         (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

         (3) Filing party:

--------------------------------------------------------------------------------

         (4) Date filed:

--------------------------------------------------------------------------------

[ALLIED CAPITAL LOGO]


           ALLIED CAPITAL ELECTS CASH OPTION FOR SUNSOURCE ACQUISITION

WASHINGTON, DC - JULY 2, 2001 -- Allied Capital Corporation (NYSE: ALD) and SunSource Inc. (AMEX: SDP & SDP.PR) reported today that Allied Capital has elected the cash option to complete its previously announced acquisition of SunSource, Inc. ("SunSource" or the "Company").

Allied Capital will pay $10.375 per SunSource common share for all of the outstanding common equity of SunSource. Management of SunSource will participate with Allied Capital in the buyout transaction.

Necessary approvals to complete the transaction include an affirmative vote of SunSource shareholders. SunSource's publicly traded trust preferred securities will remain outstanding, and will not be converted or exchanged and will continue to trade on the AMEX under the symbol SDP.PR, upon consummation of the merger.

ABOUT ALLIED CAPITAL
Allied Capital is the nation's largest business development company, and provides long-term investment capital to support the expansion of growing middle-market companies. The company provides mezzanine debt and equity financing, and also participates in the real estate capital markets as an investor in commercial mortgage-backed securities.

The company is headquartered in Washington, DC. For more information, please visit the web site at www.alliedcapital.com, call Allied Capital Investor Relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

ABOUT SUNSOURCE INC.
SunSource Inc. has two principal businesses, one focused on retail markets and the other on industrial customers. The retail business comprises The
Hillman Group, Inc., including the recently acquired Axxess Technologies business, which sells to hardware stores, home centers, pet suppliers, mass merchants, and other retail outlets principally across North and South America.

Their product line includes thousands of small parts such as fasteners and related hardware items, keys, and identification items such as tags, letters, numbers, and signs. Services offered include design and installation of merchandising systems and maintenance of appropriate in-store inventory levels.

SunSource serves the industrial market with two companies. SunSource Technology Services provides engineering, repair, and fabrication services as well as parts and equipment to manufacturers throughout the U. S. and Canada.

The Company's Kar Products affiliate distributes maintenance and repair parts and offers customized inventory management services to commercial and industrial customers of all sizes in the U.S. and Canada.

ADDITIONAL INFORMATION
SunSource has filed with the SEC a copy of the Agreement and Plan of Merger dated as of June 18, 2001 by and among Allied Capital Corporation, Allied Capital Lock Acquisition Corporation and SunSource Inc. on Form 8-K dated June 18, 2001.

SunSource, Inc. plans to file with the SEC a proxy statement on Schedule 14A. In connection with the merger, SunSource expects to mail a proxy statement to its shareholders, which contains important information about the merger. SunSource shareholders are urged to read the proxy statement and any other relevant documents filed with the SEC.

The proxy statement will contain important information about Allied Capital, SunSource, the persons soliciting proxies in connection with the merger, and related transactions. Once filed with the SEC, the proxy statement will be available free of charge on the SEC website at http://www.sec.gov/" and from the contacts listed on this press release.

[ALLIED CAPITAL LOGO]




In addition to the proxy statement, Allied Capital and SunSource file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports filed by Allied Capital and SunSource at the SEC public reference rooms or on the SEC website. Copies of such reports can also be obtained from Allied Capital and SunSource.

FORWARD-LOOKING STATEMENTS
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.

Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the company's periodic filings with the Securities and Exchange Commission.

                                      # # #



                                   Page 2 of 2